Exhibit 99.2
sir francis drake san francisco, california Property Amenities: 416 well-appointed guest rooms and suites 18,000 square feet of meeting(Unio space in eleven rooms Five food and beverage options:’nil Scala’s Bistro1 fijli,;! : The Wine Room at Scala’s BistroU|KB£ Bar Drake y/ tf. Harry Denton’s Starlight RoomWl V/f’’^Kifi 1 -Starbucks rff MA K Off-site valet parking 24-hour business center; f 24-hour fitness center Yoga TV channel and complimentary yoga accessories B’jFsiiK31“l!»lill!»m3l Market Overview: San Francisco is the fifth most populous region in the nation and the second most populous in California Highly educated population with array of top-tier educational institutions including Stanford University, San Francisco and UC Berkeley Excellent transportation infrastructure, with three international airports, a modern network of highways and an efficient public transportation system Proven history of double-digit RevPAR growth in recovery cycles Union Square location is a 2.5-acre plaza with one of the largest collections of department stores, boutique shops, art galleries and high- end salons in the United States (retailers include Gucci, Tiffany’s, Barney’s Prarla Rtn. K>MiiT«i?rnTC^gSi;jlB Hotels Ma*er Rooms O^ed Kimpton Sir Francis Drake Hotel 416 1928 Marriott San Francisco Union Square 1 400 1971 Grand Hyatt San Francisco 2 685 1973 Wyndham Pare 55 Hotel 3 1,011 1984 Westin San Francisco Market Street 4 676 1983 Westin St Francis 5 1,195 1904 Total (excluding Sir Francis Drake) 3,967 Demand Generators: Retail — Union Square world renowned retail center Travel and Tourism — San Francisco is a gateway city The Moscone Convention Center Airports — 3 International airports in the area Financial Center — Significant amount of Multinational corporations in San Francisco High Technology — Silicon Valley Biotechnology — World leader in biotech investment San Francisco has varied environmental demand generators leading to a diverse tourism base: — Pacific Ocean - Mountains — San Francisco Bay — National Parks — Napa Valley BhPfcKiiiiraiiiBlCTiilPiiiKi Strengths Opportunities Recent “Back of the House” Renovation Soft-Goods Renovation Famous Historic Hotel Petite Rooms Union Square Location Front Entrance Retail Extremely High Barriers to Entry Enhancements to Scala’s Diversified Economic Drivers Bistro, Bar Drake, Starbucks A+ Location in a Truly World Class City and Starlight Room Destination Food and Beverage Cash flow is down 70% Historic/Unique Meeting Space from it’s peak Strong Lease Income Spa Significant Discount to Replacement Cost Proximity to Asia Moscone Convention Center ^KEBHSEBSHBi35BS3BE^